Exhibit (a)(2)

                                    FORM OF

                           LEXINGTON RUSSIA FUND, INC.

                              ARTICLES OF AMENDMENT

          LEXINGTON RUSSIA FUND, INC. a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          SECOND: The name of the corporation is Lexington Troika Dialog Russia Fund, Inc. (hereinafter called the "corporation").

     SECOND: The charter of the Corporation is hereby further amended by striking out Article FIFTH (1) and inserting in lieu thereof the following:

          FIFTH 1. The total number of shares of stock which the corporation initially has authority to issue is one billion (1,000,000,000) shares of common stock which are initially designated by series as follows: five hundred million (500,000,000) shares are designated "Lexington Troika Dialog Russia Fund" series and of which five hundred million (500,000,000) shares are unclassified. All of the shares of common stock of each series are initially designated as one class of shares. The par value of the shares of each class is one tenth of one cent ($.001) per share.

     THIRD: The charter of the corporation is hereby further amended by striking out Article FIFTH(5)(a)(i) and inserting in lieu thereof the following:

          (5)(a)(i) All consideration received by the corporation for the issuance or sale of shares of the class together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors and to the effect of the conversion of shares of any class of stock into another class of stock of the corporation, and are herein referred to as "assets belonging to" such class.

     FOURTH: The charter of the corporation is further amended by striking out Article EIGHTH and inserting in lieu thereof the following:

          EIGHTH: (1) Any holder of shares of stock of the corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method upon the terms and subject to the conditions hereinafter set forth:

          (a) The redemption price per share shall be the net asset value per share determined at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, and rule or regulation thereunder or exemption or exception therefrom, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.
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          (b) Net asset value per share of a class shall be determined by dividing:

          (i) The total value of the assets of such class, or in the case of a series with more than one class, such class's proportionate share of the total value of the assets of the series, such value determined as provided in Subsection (c) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but excluding such class's liability upon its shares and its surplus, by

          (ii) The total number of shares of such class outstanding.

     The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

          (c) In determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investment and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

          (d) Payment of the redemption price by the corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfer on the books of the issuers whose securities are to be delivered may be made.

     The corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares redeemed a liquidating, redemption or similar charge as may be determined by the Board of Directors from time to time.

          (e) Redemption of shares of stock by the corporation is conditional upon the corporation having funds or property legally available therefor.

          (2) The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less any liquidating, redemption or similar charge as may be fixed by resolution

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     of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

          (3) The corporation may cause the redemption, upon the terms set forth in subsections (1)(a) through (e) and subsection (4) of this Article EIGHTH, of shares of a class of stock held by a stockholder if the net asset value of the shares of stock is less than $500 or such other amount not exceeding $5000 as may be fixed from time to time by the Board of Directors (the "Minimum Amount") with respect to that class. The Board of Directors may establish differing Minimum Amounts for each class of the corporation's stock and for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate. The corporation shall give the stockholder notice which shall be in writing personally delivered or deposited in the mail, at least 30 days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption.

     Notwithstanding any other provision of this Article EIGHTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

          (4) The obligations set forth in this Article EIGHTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.

          (5) The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.

     FIFTH: The board of directors of the corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution approving the foregoing amendment to the charter.

     SIXTH: The amendment of the Articles of Incorporation of the corporation, as hereinabove set forth, was approved by a majority of the entire board of directors. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

     IN WITNESS WHEREOF, the corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by it Secretary as of the 2nd day of April, 1996.

     The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

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                                     LEXINGTON RUSSIA FUND, INC.


                                     By:
                                         ---------------------------------
                                         Lawrence Kantor, Vice President


WITNESS:


---------------------------------
Lisa Curcio, Secretary

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